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                                                                       EXHIBIT 5



                              AFFILIATE AGREEMENT
                                                            November __, 1996

  Rational Software Corporation
  2800 San Tomas Expressway
  Santa Clara, California 95051

  Ladies and Gentlemen:

       Pursuant to the terms of the Agreement and Plan of Reorganization dated as of November __, 1996 (the "Agreement"), among Rational Software Corporation, a Delaware corporation ("Acquiror"), Sunshine Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), and SQA, Inc., a Delaware corporation ("Target"), Acquiror will enter into a business combination with Target through the merger of Merger Sub with and into Target (the "Merger"), with Target continuing as the surviving corporation and as a wholly-owned subsidiary of Acquiror. Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), all of the issued and outstanding shares of the common stock, $.____ par value per share, of Target (the "Target Common Stock") will be converted into the right to receive shares of the common stock, $.01 par value per share, of Acquiror (the "Acquiror Common Stock"), on the basis described in the Agreement.

       The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of Target, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76 of the Commission.

       The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Acquiror, stockholders of Acquiror, Target, other stockholders of Target and their respective counsel and accountants.

       The undersigned represents and warrants to and agrees with Acquiror that:

       1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

       2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose
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  of Target Common Stock and Acquiror Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for Target.

       3. The undersigned shall not make any sale, transfer or other disposition of Acquiror Common Stock in violation of the Act or the Rules and Regulations.

       4. The undersigned has been advised that the issuance of shares of Acquiror Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since the undersigned may be deemed to have been an affiliate of Target and the distribution by the undersigned of any Acquiror Common Stock has not been registered, and is not exempt, under the Act, the undersigned may not sell, transfer or otherwise dispose of Acquiror Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Acquiror, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

       5. Acquiror is under no obligation to register the sale, transfer or other disposition of Acquiror Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

       6. Stop transfer instructions will be given to Acquiror's transfer agent with respect to the Acquiror Common Stock and that there will be placed on the certificates for the Acquiror Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:


               "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED
            IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED NOVEMBER __, 1996 BETWEEN THE REGISTERED HOLDER HEREOF AND RATIONAL SOFTWARE CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF RATIONAL SOFTWARE CORPORATION."

     7. Unless the transfer by the undersigned of its Acquiror Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Acquiror

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  reserves the right to place the following legend on the certificates issued any transferee of the undersigned:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

       8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Acquiror a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Acquiror, to the effect that such legend is not required for purposes of the Act.

       9. The undersigned is the beneficial owner of (i.e. has sole or shared voting or investment power with respect to) all the shares of Target Common Stock and options to purchase Target Common Stock indicated on the last page hereof (the "Target Securities"). Except for Target Securities, the undersigned does not beneficially own any shares of Target Common Stock or any other equity securities of Target or any options, warrants or other rights to acquire any equity securities of Target.

       10. The undersigned agrees that during the period commencing on the date hereof and ending at such time as financial results covering at least 30 days of combined operations of Target and Acquiror have been published by Acquiror, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, it will not engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to, or the entry into any similar transaction intended to reduce the risk of the undersigned's risk of ownership of or investment in, any of the following:

            (a) any shares of Acquiror Common Stock which the undersigned may acquire in connection with the Merger, or any securities which may be paid as a dividend or

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       otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

            (b)  any Target Securities; or

            (c) any shares of Target Common Stock or other Target equity securities which the undersigned purchases or otherwise acquires after the execution of this Affiliate Agreement,

  so as to interfere with Acquiror accounting for the Merger as a pooling of interests.

       11. Acquiror agrees to publish, as promptly as practicable following the Merger, financial results covering at least 30 days of combined operations of Target and Acquiror in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement that includes the combined results of operations of Acquiror and Target; provided,
                                                                      --------
  however, that Acquiror shall be under no obligation to publish any such
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  financial information other than with respect to a fiscal quarter of Acquiror.

       12. This Agreement may not be amended or waived other than by a writing signed by both the undersigned and Acquiror.

       13. In the event they were to become available, the undersigned will not exercise dissenters' rights in connection with the Merger.

       14. The undersigned has no plan or intention to engage in a direct or indirect sale, exchange, redemption, disposition or conveyance or any transaction that would have the effect of reducing in any way the undersigned's risk of ownership including, but not limited to, distributions by a partnership to its partners and by a corporation to its stockholders, of the shares of Acquiror Common Stock to be received by the undersigned in the Merger. The undersigned acknowledges that he is giving this representation and covenant to enable Testa, Hurwitz & Thibeault, LLP and Wilson Sonsini Goodrich & Rosati to opine that the Merger constitutes a reorganization within the meaning of Section 368 of the Code and further recognizes that significant adverse tax consequences might result if such representation is not true. The undersigned understands and agrees that, in connection with the Merger, the undersigned will be required to restate the foregoing representation on or about the Effective Time of the Merger.

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                    NUMBER OF SHARES OF TARGET COMMON STOCK
                    BENEFICIALLY OWNED BY THE UNDERSIGNED:

                               ________________

                    NUMBER OF SHARES OF TARGET COMMON STOCK
                              SUBJECT TO OPTIONS
                    BENEFICIALLY OWNED BY THE UNDERSIGNED:

                               ________________



                                   Very truly yours,


                                   _________________________________________
                                   (print name of stockholder above)

                                   By:   ___________________________________
                                         Name:
                                         Title:
                                         (if applicable)



  Accepted this __ day of
  November, 1996, by

  RATIONAL SOFTWARE CORPORATION

  By: ______________________________
      Name:
      Title:

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